UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2024

Solaris Energy Infrastructure, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38090	81-5223109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9651 Katy Freeway, Suite 300 Houston, Texas 77024
(address of principal executive offices) (zip code)

(281) 501-3070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each Exchange on Which Registered
Class A Common Stock, $0.01 par value	SEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Loan Agreement

On October 2, 2024, Solaris Energy Infrastructure, Inc. (the “Company”) and certain of its subsidiaries entered into a loan, security and guaranty agreement (the “Loan Agreement”) with Bank of America, N.A., as agent (the “Agent”), and the lenders party thereto. Pursuant to the Loan Agreement, the lenders agreed to provide to the Company and its subsidiary borrowers party thereto a revolving credit facility of up to the lesser of $75 million and a borrowing base which is calculated as a percentage of eligible accounts receivable and eligible inventory, subject to reserves and other adjustments. At the Company’s option, and subject to the satisfaction of certain conditions precedent, the revolving credit facility may be increased by up to $50 million. A portion of the revolving credit facility, up to $10 million, is available for the issuance of letters of credit by the Agent. The Company intends to use the proceeds of the revolving facility for working capital and other corporate purposes.

Revolving loans made under the Loan Agreement bear interest, at the Company’s option, at a rate equal to either (i) Term SOFR (as defined in the Loan Agreement) plus an applicable margin or (ii) the Base Rate (as defined in the Loan Agreement) plus an applicable margin. Contingent reimbursement obligations under letters of credit issued under the Loan Agreement bear interest at the Base Rate. The margin applicable to revolving loans made under the Loan Agreement is 0.50% for Base Rate loans and 1.50% for Term SOFR loans. The applicable margin may be increased by up to 0.50% based on the ratio of the Company’s average daily availability during the most recent prior fiscal quarter to the size of the borrowing base during the most recent prior fiscal quarter.

The Loan Agreement contains certain covenants that the Company considers customary, including, but not limited to, limitations on the Company’s and its subsidiaries’ incurrence of additional debt, granting of liens, and making dispositions, investments and restricted payments. The Loan Agreement also includes a springing financial covenant that requires the Company to maintain a ratio, calculated using data from the four most recently ended fiscal quarters, of consolidated EBITDA minus unfinanced capital expenditures to fixed charges (which include principal and interest payments and the payments of certain dividends and distributions) of at least 1.00 to 1.00 as of the last day of each fiscal quarter while a Covenant Trigger Period (as defined in the Loan Agreement) is in effect.

To secure borrowings under the Loan Agreement, the Company and its subsidiaries have pledged substantially all of their assets as collateral to the Agent for the benefit of the lenders. Pursuant to the terms of the Loan Agreement and the Intercreditor Agreement (defined below), the Agent has (i) a first priority security interest in, among other property, the accounts receivable, deposit accounts, securities accounts, commodity accounts, chattel paper, inventory, customer contracts, and payment intangibles of the Company and its subsidiaries and (ii) a second priority security interest in substantially all other property owned by the Company and its subsidiaries.

Borrowings under the Loan Agreement are subject to acceleration upon the occurrence of events of default that the Company considers customary, including, among others, the failure to pay principal or interest, violation of covenants, and default on other indebtedness.

The foregoing description of the terms of the Loan Agreement is qualified in its entirety by reference to the full text of the Loan Agreement attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Intercreditor Agreement

On October 2, 2024, the Company, the Agent, and the Term Loan Representative (as defined in the Intercreditor Agreement) entered into an ABL / Term Intercreditor Agreement (the “Intercreditor Agreement) in connection with the Loan Agreement. The Intercreditor Agreement sets forth, among other things, the relative rights and priority of the security interests of the Agent and the Term Loan Representative in the property of the Company and its subsidiaries. The Intercreditor Agreement includes certain other terms and conditions that the Company considers customary.

The foregoing description of the terms of the Intercreditor Agreement is qualified in its entirety by reference to the full text of the Intercreditor Agreement attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2024, the Company announced the retirement of Kelly Price, Chief Operating Officer, effective December 31, 2024 (the “Retirement Date”). The Company intends to commence a search for a successor to Mr. Price and expects to consider both internal and external candidates.

Following his retirement, the Company expects to engage Mr. Price to serve as a consultant to the Company to assist in the transition of his duties. In connection therewith, the Company intends to enter into a consulting agreement with Mr. Price pursuant to which Mr. Price will remain eligible to receive his annual bonus for 2024 and continued vesting of the outstanding awards of restricted stock and performance share units held by Mr. Price as of the Retirement Date, in each case, subject to Mr. Price continuing to provide services to the Company and complying with the other terms and conditions of such consulting agreement (including restrictions on competition with the Company for a specified period of time and the execution and non-revocation of a release of claims in favor of the Company).

Item 7.01.	Regulation FD Disclosure.

On October 3, 2024, the Company issued a press release announcing Mr. Kelly’s retirement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K under this Item 7.01 and set forth in the attached Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Loan, Security and Guaranty Agreement, dated as of October 2, 2024, among Solaris Energy Infrastructure, LLC, Solaris Oilfield Site Services Operating, LLC, Solaris Oilfield Early Property, LLC, Solaris Oilfield Site Services Personnel LLC, Solaris Logistics, LLC, Solaris Oilfield Technologies, LLC, Solaris Transportation, LLC and Mobile Energy Rentals LLC, as Borrowers, Solaris Energy Infrastructure, Inc., and Bank of America, N.A. as agent for the lenders.

10.2	Intercreditor Agreement, dated as of October 2, 2024, among Bank of America, N.A., as ABL Representative, the ABL Secured Parties thereto, Silver Point Finance, LLC, as Term Loan Representative, the Loan Parties thereto, and Banco Santander, S.A. New York Branch, as administrative agent.

99.1	Press Release, dated October 3, 2024.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARIS ENERGY INFRASTRUCTURE, INC.
Date: October 7, 2024

	By:	/s/ Kyle S. Ramachandran
	Name:	Kyle S. Ramachandran
	Title:	President and Chief Financial Officer

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